Exhibit 23.2

PricewaterhouseCoopers
LLP/s.r.l./s.e.n.c.r.l.
Chartered Accountants
1250 René-Lévesque Boulevard West
Suite 2800
Montréal, Quebec
Canada H3B 2G4
Telephone +1 514 205 5000
Facsimile +1 514 205 5675

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Esterline Technologies Corporation of our audit report dated May 12, 2006 (except for notes 16 and 17 which are as of May 28, 2007) and our Comments by Auditors for U.S. readers on Canada – U.S. Reporting Differences dated May 28, 2007 relating to the financial statements of CMC Electronics Holdings. Inc. for the years ended March 31, 2006 and 2005, which appear in the Current Report on Form 8-K/A of Esterline Technologies Corporation filed May 29, 2007 (filing no. 001-06357).

/s/ PRICEWATERHOUSECOOPERS LLP

Chartered Accountants

Montréal, Canada

October 9, 2007

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l. and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.